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                          [LETTERHEAD OF GRANT THORNTON]


July 7, 1997

Securities and Exchange Commission
Washington, DC 20549

Re: Airship International, Ltd.
    File No. 0-14646


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Airship International Ltd. Dated July 3, 1997, and agree with the statements contained therein.

Very truly yours,

GRANT THORNTON LLP




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